EXHIBIT (22)

                           SUBSIDIARIES OF THE COMPANY

  Name                          State of Incorporation       Doing Business Name
  ----                          ----------------------       -------------------

The St. Lawrence Fund, a        Massachusetts                None
business trust*


            * Dissolved Effective May 31, 1996.